SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2003

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13071	76-0625124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Item 5. Other Events.

On February 3, 2003 the Company issued the following press release:

HANOVER COMPRESSOR EXERCISES ITS RIGHT TO PUT THE PIGAP II

JOINT VENTURE IN VENEZUELA BACK TO SCHLUMBERGER

HOUSTON, February 3, 2003 – Hanover Compressor Company (NYSE:HC), the leading provider of outsourced natural gas compression services, announced today that it has exercised its right to put its ownership interest in the PIGAP II joint venture in Venezuela back to a subsidiary of Schlumberger. If not exercised, the right to put would have expired as of February 1, 2003. The consummation of the transfer of Hanover’s interest in PIGAP II back to Schlumberger is subject to consent by PDVSA Petróleo y Gas, S.A., a subsidiary of Petróleos de Venezuela, S.A. (“PDVSA”), Venezuela’s state-owned oil company.

Hanover acquired its interest in PIGAP II as part of its purchase of Production Operators Corporation from Schlumberger in August 2001. PIGAP II is a joint venture, currently owned 70% by a subsidiary of Williams Companies Inc. and 30% by Hanover, which operates a natural gas compression facility in Venezuela that processes 1.2 billion standard cubic feet per day of natural gas. The natural gas processed by PIGAP II is re-injected into oil reservoirs for enhanced oil recovery.

Hanover is currently in discussions with Schlumberger to explore the possibility of entering into a new agreement under which Hanover would retain the 30% ownership interest in PIGAP II.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover’s customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and may include words such as “believes,” “anticipates,” “expects,” “estimates,” or words of similar import. Similarly, statements that describe Hanover’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. These risks and uncertainties include: the loss of market share through competition; reduced profit margins resulting from increased pricing pressure in our business; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for Hanover’s compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; currency fluctuations; changes in economic or political conditions in the countries in which Hanover operates; adverse results of regulatory inquiries or shareholder litigation; inability to comply with loan and lease covenants; inability to access capital markets; and legislative changes in the various countries in which Hanover does business. A discussion of these factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY

Date: February 3, 2003

By:    /s/    MARK S. BERG

Name:     Mark S. Berg

Title:       Senior Vice President and General Counsel